EXHIBIT 1


                             JOINT FILING AGREEMENT


Each of the undersigned hereby agrees:

         1. Each of them is individually eligible to use the Schedule 13D to which this Exhibit 1 is attached, and such Schedule 13D is filed on behalf of each of them.

         2. Each of them is responsible for the timely filing of such Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

         3. Nothing herein shall be, or shall be deemed to be, an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules and regulations promulgated thereunder).


         IN WITNESS WHEREOF, the parties have executed this Agreement as of this 6th day of December, 2006.


                                               /s/ Jerry Moyes
                                               ---------------------------------
                                               Jerry Moyes


                                               /s/ Vickie Moyes
                                               ---------------------------------
                                               Vickie Moyes

                                               THE JERRY AND VICKIE MOYES FAMILY
                                               TRUST DATED 12/11/87


                                               By: /s/ Jerry Moyes
                                                   -----------------------------
                                                   Jerry Moyes, Trustee


                                               By: /s/ Vickie Moyes
                                                   -----------------------------
                                                   Vickie Moyes